Exhibit 3.11

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “GLOBAL SIGNAL ACQUISITIONS II LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE ELEVENTH DAY OF MARCH, A.D. 2005, AT 12:56 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “GLOBAL SIGNAL ACQUISITIONS II LLC”.

Jeffrey W. Bullock, Secretary of State
3938588 8100H 130414576	AUTHENTICATION: 0344149
DATE: 04-09-13
You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF FORMATION

OF

GLOBAL SIGNAL ACQUISITIONS II LLC

This Certificate of Formation of Global Signal Acquisitions II LLC (the “Company”) is being executed and filed by David J. Grain, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.).

1.	The name of the limited liability company is Global Signal Acquisitions II LLC.

2.	The address of the registered office of the Company in the State of Delaware is located at 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The registered agent of the Company located at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Global Signal Acquisitions II LLC as of this 11th day of March, 2005.

David J. Grain
Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:03 PM 03/11/2005
FILED 12:56 PM 03/11/2005
SRV 050206434 – 3938588 FILE